Exhibit 99.1

Bakkt Announces Non-Cash Goodwill and Other Intangible Assets Impairment Charge

ALPHARETTA, GA – October 28, 2022 – Bakkt Holdings, Inc. (NYSE: BKKT) (the “Company” or “Bakkt”) announced that it completed its annual impairment testing of goodwill and other intangible assets as required by Accounting Standards Codification (ASC) 350 “Intangibles Goodwill and Other.” As a result of the testing, the Company will record a partial, non-cash goodwill and other intangible assets impairment charge in the quarter ended September 30, 2022. The Company does not expect the impairment charge to have any impact on future operations, or to affect its liquidity or cash flows from operating activities.

In accordance with generally accepted accounting principles, the Company conducted a quantitative test of goodwill and intangible assets for impairment due to the elongated timing for expected cryptoasset product activations and the decline in its market capitalization as of September 30, 2022. As a result of the impairment analysis, it was concluded that the carrying value of the Company’s reporting unit exceeded its market value and the Company will record an estimated impairment loss on goodwill of approximately $1,300-$1,400 million and on certain indefinite-lived intangible assets of approximately $150-$160 million.

“Despite the challenging market dynamics this year that have negatively impacted our stock price and the pace of partner activations, we remain optimistic about our underlying business. The charge is not reflective of our strong cash position, partner pipeline and diversified product offerings, and we remain excited about our future growth potential,” said Karen Alexander, Bakkt’s Chief Financial Officer.

As previously announced, Bakkt will release its complete third quarter 2022 earnings on Thursday, November 10, 2022, before market open. Management will host a conference call at 9:00 a.m. EST on the same day to review the results and answer questions. Please refer to our earnings announcement press release from October 27, 2022 for details on how to access the live call and for replay information.

The conference call will be webcast live and archived on the investor relations section of Bakkt’s corporate website under the ‘Events & Presentations’ section, along with any related earnings materials.

###

About Bakkt

Bakkt is a trusted digital asset platform that enables consumers to buy, sell, store and spend digital assets. Bakkt’s platform, now available through the Bakkt App and to partners, amplifies consumer spending and bolsters loyalty programs, adding value for all key stakeholders within the Bakkt payments and digital assets ecosystem. Launched in 2018, Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | Twitter @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/

Bakkt-C

Source: Bakkt Holdings, Inc.

Contacts

Investor Relations

Ann DeVries, Head of Investor Relations

Ann.DeVries@bakkt.com

Media

Lauren Post, Head of Communications

Lauren.Post@bakkt.com

Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding Bakkt’s guidance, plans, objectives, expectations and intentions with respect to future operations, products, services and the application of Bakkt’s available cash, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (i) the impact of the ongoing COVID-19 pandemic; (ii) changes in the markets in which Bakkt competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (iii) changes in the markets that Bakkt targets; (iv) risk that Bakkt may not be able to execute its growth strategies, including identifying and executing acquisitions; (v) risks relating to data security; and (vi) risk that Bakkt may not be able to develop and maintain effective internal controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in Bakkt’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.